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                                                                    Exhibit 23.1



                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference into The AES Corporation's Registration Statement No. 33-44498 on
Form S-8, Registration Statement No. 33-49262 on Form S-8, Registration Statement No. 333-26225 on Form S-8, Registration Statement No. 333-28883 on Form S-8, Registration Statement No. 333-28885 on Form S-8, Registration Statement No. 333-38535 on Form S-8, Registration Statement No. 33-95046 on
Form S-3, Registration Statement No. 333-83767 on Form S-3/A, Registration Statement No. 333-30352 on Form S-8, Registration Statement No. 333-37924 on Form S-3/A, Registration Statement No. 333-38924 on Form S-3/A, Registration Statement No. 333-40870 on Form S-3/A, Registration Statement No. 333-44698 on Form S-3, Registration Statement No. 333-43908 on Form S-4/A, Registration Statement No. 333-46564 on Form S-3, Registration Statement No. 333-45916 on Form S-4/A, Registration Statement No. 333-49644 on Form S-4, Registration Statement No. 333-46564 on Form S-3/A, and Registration Statement No. 333-49644 on Form S-4/A, of our report dated August 4, 2000, covering Grupo EDC's combined financial statements for the years ended December 31, 1999, included in this current report on Form 8-K/A of The AES Corporation dated March 16, 2001.


Piernavieja, Porta, Cachafeiro
Y Asociados
A Member Firm of Arthur Andersen


Hector Gutierrez
Public Accountant CPC No. 24321


Caracas, Venezuela
March 15, 2001